Exhibit 99.1

PRESS RELEASE

Majesco announces Strong Cloud Revenue Growth Benefits Fiscal 2019 Second Quarter Financial Results

Cloud Revenue up 41% from second quarter FY18 representing 39% of total revenue

Total Revenue up 12% from second quarter FY18

Adjusted EBITDA margin of 13% up significantly from second quarter FY18

Morristown, NJ – October 29, 2018 – Majesco (NYSE American: MJCO), a global provider of core insurance platform software and consulting services for insurance business transformation, today announced strong financial results for the fiscal 2019 second quarter ended September 30, 2018.

“Our second quarter financial results reflect the growing success of our cloud-based strategy and the solutions we have developed to help insurers adapt to a new era of insurance,” stated Adam Elster, Majesco’s CEO. “The number of cloud customers has increased by almost 30% over the last year, driving a 41% increase in cloud revenues year-over-year. The strong cloud revenue growth we continue to experience demonstrates Majesco’s ability to deliver “speed to value” to customers while providing a modern platform for insurers to innovate new products and business models.”

“In addition, changing revenue mix and improved delivery efficiencies helped drive better margins as demonstrated in the second quarter.”

Mr. Elster concluded, “I am very encouraged by Majesco’s products, people and customer focus which are well aligned with the opportunities, trends and requirements of the insurance market. We feel this is best validated by our recent recognition as a Leader in the 2018 Gartner Magic Quadrant for P&C Core Platforms, North America report, recent key customer wins, and critical customer go-lives. I am pleased with the progress we are making and believe fiscal 2019 is shaping up to be a strong year for the company.”

Financial Highlights

For the second quarter ended September 30, 2018

•	Revenue for the second quarter ended September 30, 2018, was $34.0 million as compared to $30.3 million for the second quarter ended September 2017. The 12.2% increase during the quarter was primarily due ramp up in new logos and growth in existing accounts.

•	Net income for the second quarter ended September 30, 2018 was $2.8 million, or $0.07 per diluted share as compared to a net loss of $0.7 million, or $(0.02) per share, for the quarter ended September 30, 2017. Net Income was significantly higher due to the overall improved performance on revenue and profitability and included gain on account of the reversal of contingent earnout consideration of $ 0.84 million, no longer required.

•	Gross profit was $17.1 million (50.1% of revenue) for the second quarter ended September 30, 2018, compared to $13.6 million (44.8% of revenue) for the quarter ended September 30, 2017. The increase in margin was primarily due to changing revenue mix in favour of cloud business and improved delivery efficiencies.

•	Research and development (R&D) expenses were $4.7 million (13.7% of revenue) during the second quarter ended September 30, 2018, as compared to $4.2 million (13.9% of revenue) during the quarter ended September 30, 2017. The company continues to invest in R&D focused on its cloud and digital solutions.

•	SG&A expenses were $9.5 million (27.8% of revenue) during the second quarter ended September 30, 2018, as compared to $10.4 million (34.4% of revenue) for the quarter ended September 30, 2017. The decline in SG&A was driven by improved management of G&A expenses.

•	Adjusted EBITDA for the second quarter ended September 30, 2018 was $4.4 million (13.1% of revenue) as compared to Adjusted EBITDA of $1.0 million (3.4% of revenue) for the quarter ended September 30, 2017. Adjusted EBITDA as a percent of revenues for the second quarter ended September 2018 also improved by 278 basis points compared to the quarter ended June 30, 2018.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

For the six months ended September 30, 2018

•	Revenue for the six months ended September 30, 2018, was $67.6 million as compared to $58.3 million for the six months ended September 2017. The 16.0% increase during the quarter was primarily due to increasing cloud revenue, ramp up in new logos, and continued new business engagements from existing accounts.

•	Net income for the six months ended September 30, 2018 was $3.9 million, or $0.10 per diluted share as compared to a net loss of $2.4 million, or $(0.06) per share, for the six months ended September 30, 2017.

•	Gross profit was $33.1 million (49.0% of revenue) for the six months ended September 30, 2018, compared to $25.5 million (43.8% of revenue) for the six months ended September 30, 2017. Changing revenue mix in favour of cloud business and improved delivery efficiencies continued to drive better margins.

•	Research and development (R&D) expenses were $9.5 million (14.0% of revenue) during the six months ended September 30, 2018, as compared to $8.1 million (14.0% of revenue) during the six months ended September 30, 2017.

•	SG&A expenses were $19.0 million (28.0% of revenue) during the six months ended September 30, 2018, as compared to $20.7 million (35.6% of revenue) for the six months ended September 30, 2017.

•	Adjusted EBITDA for the six months ended September 30, 2018 was $7.9 million (11.7% of revenue) as compared to Adjusted EBITDA of $0.6 million (1.1% of revenue) for the six months ended September 30, 2017.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

Balance Sheet

•	Majesco had cash and cash equivalents of $12.3 million at September 30, 2018, compared to $11.0 million at September 30, 2017, and $9.2 million as at March 31, 2018.

•	Total debt at September 30, 2018, was $11.5 million, compared to $18.0 million at September 30, 2017, and $13.6 million as at March 31, 2018.

•	DSO’s were 76 days at September 30, 2018 compared to 76 days in the quarter ended June 30, 2018.

Other Highlights

•	Gartner has positioned Majesco as a Leader in the October 2018 Magic Quadrant for P&C Core Platforms, North America report. Majesco is recognized as a Leader for its completeness of vision and ability to execute.*

•	Majesco had key customer wins for the second quarter of fiscal 2019

o	Two of the wins are part of a Tier 1 insurer that is active in the InsurTech space, working with a number of innovative start-ups and developing cutting edge new products to launch from their own business as well. One selected Majesco P&C Core Suite, Majesco CloudInsurer™, Majesco Insurance Data & Analytics Platform, and Majesco Digital1st Insurance™. The second one selected Majesco P&C Claims to support their TPA business.

o	Two additional insurers in Puerto Rico were added to the Cloud Services offerings developed mainly for the Region. Majesco now has eight insurers on the cloud in Puerto Rico.

•	Majesco had seven go-lives for the quarter taking customers live on various modules like Billing, Policy, Claims, Enterprise Data Warehouse and state expansions and upgrades across tiers.

•	Majesco expanded it’s Digital1st EcoExchange™ marketplace with several partner apps.

•	Majesco launched its new Majesco Test Automation Framework to rapidly and cost-effectively integrate their automation test suites with DevOps tools and frameworks while expanding automated testing capabilities to include user interface (UI), mobile, web services, batch process validation, data testing, and file and PDF verification.

•	Revenue from cloud-based customers was $13.3 million (39.1% of total revenue) for the quarter ending September 30, 2018, up by 41.3% as compared to $9.4 million (31.1% of total revenue) in the quarter ended September 30, 2017. Total cloud customers now stand at 41.

•	Total recurring revenue, which includes license revenue, recurring subscription, and maintenance and support, was at $11.3 million, or 33.3% of total revenue, for the quarter ended September 30, 2018, as compared to $8.2 million, or 26.9% of total revenue, for the quarter ended September 30, 2017, reflecting growth of 39.0% year-over-year.

•	Majesco’s 12-month order backlog at September 30, 2018, was $73.3 million as compared to $81.6 million at June 30, 2018, and $77.5 million at September 30, 2017

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2019 second quarter financial results at 4:30 p.m. ET on Monday, October 29, 2018. Anyone interested in participating should call 888-220-8451 if calling from the U.S., or 323-794-2588 if dialing internationally. A replay will be available until November 12, 2018, which can be accessed by dialing 844-512-2921 within the U.S. and 412-317-6671 if dialing internationally. Please use passcode: 2035512 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/ index.php?id=131934

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation and one-time reversal of accrual for contingent liability.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

Gartner Disclaimer*

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Majesco

Majesco enables insurance business transformation for approximately 160 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-973-461-5200.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the SEC on June 22, 2018.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three Months ended September 30, 2018	Three Months ended September 30, 2017	Six Months ended September 30, 2018	Six Months ended September 30, 2017
Revenue	$34,039	$30,347	$67,588	$58,269
Cost of revenue	16,971	16,738	34,441	32,754
Gross profit	$17,068	$13,609	$33,147	$25,515

Operating expenses
Research and development expenses	$4,664	$4,206	$9,486	$8,135
Selling, general and administrative expenses	9,456	10,432	18,948	20,745
Total operating expenses	$14,120	$14,638	$28,433	$28,880
Income/(Loss) from operations	$2,948	$(1,029)	$4,714	$(3,365)
Interest income	19	8	25	13
Interest expense	(104)	(146)	(228)	(267)
Gain on reversal of accrual contingent liability	835	--	835	--
Other income (expenses), net	430	--	609	(43)
Income /(Loss) before provision for income taxes	$4,128	$(1,167)	$5,955	$(3,662)
(Benefit)/Provision for income taxes	1,299	(451)	2,091	(1,296)
Net Income/(Loss)	$2,829	$(716)	$3,864	$(2,366)

Earnings (Loss) per share:
Basic	$0.08	$(0.02)	$0.11	$(0.06)
Diluted	$0.07	$(0.02)	$0.10	$(0.06)

Weighted average number of common shares outstanding
Basic	36,634,019	36,527,666	36,617,505	36,518,768
Diluted	38,664,803	36,527,666	38,936,340	36,518,768

See accompanying notes to the Consolidated Financial Statements.

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	September 30, 2018	March 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,315	$9,152
Short term investments	2,743	--
Restricted cash	48	53
Accounts receivables, net	18,051	19,103
Unbilled accounts receivable	10,144	9,997
Prepaid expenses and other current assets	10,030	9.494
Total current assets	53,331	47,799
Property and equipment, net	2,261	2,755
Intangible assets, net	5,473	6,535
Deferred income tax assets	7,615	7,171
Other assets	51	50
Goodwill	32,216	32,216
Total Assets	$100,950	$96,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Software hire purchase obligation	69	203
Short term debt	4,834	5,269
Current maturities of long term borrowings	3,333	--
Accounts payable	2,960	2,353
Accrued expenses and other liabilities	25,640	22,032
Deferred revenue	10,999	12,201
Total current liabilities	47,835	42,058
Long term debt	3,333	8,367
Vehicle loan	91	--
Other	1,634	928
Total Liabilities	$52,893	$51,353

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of September 30, 2018 and 50,000,000 as of March 31, 2018, NIL shares issued and outstanding as of September 30, 2018 and March 31, 2018	--	--
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of September 30, 2018 and 450,000,000 as of March 31, 2018, 36,654,488 shares issued and outstanding as of September 30, 2018 and 36,600,457 as of March 31, 2018	$73	$73
Additional paid-in capital	76,650	75,021
Accumulated deficit	(26,418)	(30,282)
Accumulated other comprehensive income	(2,248)	361
Total equity of common stockholder	48,057	45,173
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,950	$96,526

Majesco and Subsidiaries
Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(U.S. dollars; in thousands):	2018	2017	2018	2017
Net Income (Loss)	$2,829	$(716)	$3,864	$(2,366)

Add:
Provision (benefit) for income taxes	1,299	(451)	2,092	(1,296)
Depreciation and amortization	811	1,288	1,838	2,555
Interest expense	104	145	228	267

Less:
Interest income	(19)	(8)	(25)	(13)
Other income (expenses), net	(430)	(0)	(610)	43
EBITDA	$4,594	$258	$7,387	$(810)

Add:
Stock based compensation	690	778	1,351	1,433
Reversal of accrual for contingent liability	(835)	---	(835)	---
Adjusted EBITDA	$4,449	$1,036	$7,903	$623

Revenue	34,039	30,347	67,588	58,269
Adjusted EBITDA as a % of Revenue	13.07%	3.41%	11.69%	1.07%